EXHIBIT 10.3

FIRST AMENDMENT

TO
EMPLOYMENT AGREEMENT TERM SHEET

J. ROBERT COLLINS, JR.

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT TERM SHEET — J. ROBERT COLLINS, JR., dated as of April 29, 2004 (this “Amendment”), is by and among NYMEX Holdings, Inc. (“NYMEX Holdings”), New York Mercantile Exchange, Inc. (“NYMEX Exchange” and, together with NYMEX Holdings, “NYMEX”) and J. Robert Collins, Jr. (the “Executive”). Unless otherwise defined herein or the context clearly requires otherwise, capitalized terms shall have the meanings given to them in the Employment Agreement Term Sheet — J. Robert Collins, Jr., effective as of July 23, 2001 (the “Employment Agreement”), by and among NYMEX and the Executive.

RECITALS

      WHEREAS, pursuant to Section 1(b) of the Employment Agreement, the term of the Employment Agreement automatically extends for additional one year periods unless either party gives at least sixty (60) days notice of non-renewal to the other party;

      WHEREAS, pursuant to the Employment Agreement, the initial term is set to expire on June 30, 2004 and notice of non-renewal must be given by May 1, 2004 if any party to the Employment Agreement elects not to extend its term; and

      WHEREAS, the parties to the Employment Agreement wish to shorten the time frame within which notice of non-renewal must be given.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree to be bound as follows:

1. Section 1(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

The initial term of the Employment Agreement shall automatically extend for an additional one (1) year term (the “First Additional Year”) unless written notice of non-renewal is given by either party to the other prior to June 4, 2004. In the event that the Employment Agreement is renewed for the First Additional Year, thereafter the term of the Employment Agreement shall automatically extend for additional one year terms (each, a “Subsequent Additional Year” and, together with the First Additional Year, the “Additional Years”) unless at least sixty (60) days written notice of non-renewal is given by either party to the other prior to the conclusion of the then-current term. Base salary shall increase by the CPI Index for each Additional Year.

2. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between NYMEX and the Executive regarding the Executive’s employment with NYMEX, and all other agreements (whether written or oral) entered into prior to the date hereof are superseded by the Employment Agreement as amended by this Amendment.

3. Any amendment or other modification of the Employment Agreement, as amended by this Amendment, must be in writing and signed by NYMEX and the Executive.

4. The Employment Agreement, as amended by this Amendment, shall be governed by the laws of the State of New York.

5. Except as modified by this Amendment, all of the provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.

6. This Amendment may be executed in counterparts, each of which when taken together shall constitute an original of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

NYMEX HOLDINGS, INC.		J. ROBERT COLLINS, JR.

By:	/s/ MITCHELL STEINHAUSE	/s/ J. ROBERT COLLINS, JR.

Name: Mitchell Steinhause Title: Chairman

NEW YORK MERCANTILE EXCHANGE, INC.

By:	/s/ MITCHELL STEINHAUSE
Name: Mitchell Steinhause Title: Chairman

2